=============================================================================

                            DEFINITIVE AGREEMENT AND
                          PLAN OF REVERSE ACQUISITION

                                      AMONG


                                GEYSER GROUP, LTD.


                                        AND


                               POWER BEVERAGE CORP.





                          DATED AS OF SEPTEMBER 14, 2001

=============================================================================



          Exhibit 2.2



          THIS DEFINITIVE AGREEMENT AND SHARE ACQUISITION, (this
"Agreement"), dated September 14, 2001, the ("Closing Date"), among defines the principal terms of a reverse acquisition between and among:

        A. Purchaser:   GEYSER GROUP, LTD., (formerly known as `The Theme
Factory, Inc.' or hereafter referred to as "TMFT",) a Nevada
Corporation, (herein referred to as "GEYR"), located at 1140 South
County Club Drive, Ste. 108-428, Mesa, Arizona 85210; which includes the company AquaPure International, Inc. ("API").
And

         B. Seller (s): POWER BEVERAGE CORP., a Florida corporation, (herein referred to as "PBC"), located 805 E. Hillsboro Blvd.,
Deerfield Beach, FL 33441; represented by the selling shareholders of PBC, as listed on Exhibit A, (herein referred to as "Selling
Shareholders"). Power Beverage Corp. is a wholly owned subsidiary of Xstream Beverage, Inc., a Florida corporation.


                           W I T N E S S E T H:
                           --------------------

        In this Agreement, the above (A) and (B) (collectively referred to as the "Parties," and each separately as a "Party") seek to memorialize a definitive legally binding agreement ("Definitive
Agreement") providing for an Acquisition.

                                RECITALS:

         WHEREAS, as of the Closing Date, PBC had 25,000,000 shares of Common Stock authorized, ($.0001par value) and 25 million shares of Series A Cumulative Convertible Voting Preferred Stock authorized, of which PBC had 8,000,000 shares of Common Stock issued and Outstanding, and no Preferred Stock issued or outstanding.

         WHEREAS, as of the Closing Date, the Board of Directors of GEYR (formerly known as TMFT) had nullified and rescinded the `Definitive Agreement And Plan Of Acquisition Among The Theme Factory, Inc. And Water Star Bottling, Inc. (And 85% Owned Subsidiary of Geyser
Products, LLC)' signed on the 9th day of March, 2001by TMFT and Water Star Bottling, Inc. (and 85% owned subsidiary Geyser Products, LLC), (hereafter known collectively as "WBI"). GEYR (formerly known as TMFT) and WBI mutually agreed to a general release of any and all claims or obligations from either party from the beginning of time until the end of time. Simultaneously, Mr. C. Michael Vance, resigned as an Officer and Director of GEYR, and with his spouse Debra Vance had transferred back to GEYR all the Common Stock of GEYR that either had owned, or a total of 6,650,000 shares; C. Michael Vance, Debra Vance and/or any other parties associated with WBI had released GEYR of any and all obligations for all time.

         WHEREAS, the former Chief Executive Officer of GEYR, Mr. Jerry Ludeman had resigned from the Board of Directors of the Company and/or any position as an officer of the Company; the Board of Directors of GEYR had requested and accepted that Mr. Ludeman transfer to the Company all the Common Stock he had owned, or a total of 2,000,000 shares of Common Stock of the 9,000,000 shares of Common Stock of GEYR issued to API being held in escrow by Interwest Transfer upon the satisfaction of Section 6.13 of the `Definitive Agreement And Plan Of Reverse Acquisition Among The Theme Factory, Inc. And AquaPure International, Inc.', signed on March 9th, 2001. ("TMFT/API Agreement"; and "API Escrowed Stock"). Subsequently, the Board of Directors of
GEYR accepted the resignation of two other Directors from the Board, Mr. Wilham Carey and Mr. Josef O'Shaughnessy.

         WHEREAS, as of the Closing Date, GEYR had 25,000,000 shares of Common Stock authorized, of which, however the Board had passed a resolution increasing the authorized shares to 50,000,000 and intends to file an amendment to the Articles with the Secretary of State of Nevada. GEYR had 9,800,000 shares were issued and outstanding on a fully diluted basis, including 7,000,000 of the API Escrowed Stock,


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          Exhibit 2.2


and no Preferred Stock authorized; GEYR had no outstanding options rights, options, or warrants to acquire shares of its common stock.

         WHEREAS, as of the Closing date, the Selling Shareholders of PBC, as listed on Exhibit A, owned beneficially 8,000,000 shares of issued and outstanding voting Common Stock of PBC on a fully diluted basis, with the percentage owned by each respectively.

         WHEREAS, GEYR is a publicly held Nevada company, listed and trading under the symbol GEYR on the NASD Electronic Bulletin Board.

         WHEREAS, PBC is a privately held Florida corporation, with management expertise. PBC is a wholly-owned subsidiary corporation of X-stream Beverage Corp., a privately held Florida corporation.

         WHEREAS, the Boards of Directors of each of GEYR and PBC have determined that it is in the best interests of both companies and their respective shareholders to consummate the transactions and reorganization contemplated herein in which, subject to the terms and conditions of this Agreement, GEYR will acquire PBC as a wholly owned subsidiary and the Selling Shareholders will acquire stock of GEYR. WHEREAS, subject to the terms and conditions of this Agreement, GEYR desires to acquire one hundred (100%) percent of the issued and outstanding Common Stock of PBC, making the Company a wholly owned subsidiary of GEYR; and the Selling Shareholders desire to make a tax-free exchange of their shares of PBC solely for shares of GEYR, wherein PBC will remain a wholly owned subsidiary of GEYR.

         WHEREAS, for Federal income tax purposes, the parties intend that the transactions and reorganization contemplated in this Agreement qualify as a non-taxable reorganization under Section 368 (a)(1) (B) of the Internal Revenue Code of 1986, as amended (the" Code"), and qualify under a purchase method of accounting;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.


                      ARTICLE I:      Acquisition

1.1.    Acquisition.
        ------------

        Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein) one-hundred percent of PBC held by the Selling Shareholders shall be exchanged solely for 40,000,000 of the Issued and Outstanding shares of Common Stock of GEYR, the parties intend that the transaction shall qualify as a tax-free acquisition and corporate reorganization under Section 368 (a) (1) (B) and/or other related or other applicable sections there under. Each Selling Shareholder shall receive the number of GEYR shares that corresponds to that Selling Shareholder's percentage ownership of the PBC Shares set forth on Exhibit A.

        Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein) the Selling Shareholders of PBC shall own one-hundred percent of the 8,000,000 shares issued and outstanding common stock of PBC shall be exchanged solely with GEYR for 40,000,000 of GEYR common voting stock and that the transaction shall qualify as a tax-free acquisition and corporate reorganization under Section 368 (a) (1) (B) and/or related or other applicable sections there under.

        Selling Shareholders represent and warrant that they will hold such shares of GEYR common stock for investment purposes and not for public distribution and further agree that such shares will be restricted according to Rule 144 of the Securities Act of 1933, as amended.


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          Exhibit 2.2

        GEYR further desires to provide for the continuing operation of the business of PBC and, to that end, wishes to retain PBC as a wholly owned subsidiary of GEYR; and, obtain certain employment with attached non-compete agreements with PBC, in the forms attached hereto.

1.2     Closing Time.
        -------------

        Subject to terms and conditions of this Agreement as provided in
Article VIII below, the closing of the exchange of the PBC Common
Stock (the "Closing") shall take place at Boca Raton, Florida, on or before the 14th of September, 2001 at 5:00 P.M Eastern Standard Time
(EST), or such other place, time and date as GEYR and PBC may mutually agree upon in writing ("Closing Time").

1.3     Upon Closing.
        -------------

        Selling Shareholders will transfer and assign all right, title and interest in the PBC Capital stock, free and clear of any and all liens, claims, options, charges and encumbrances whatsoever. In exchange GEYR will transfer and deliver the number of GEYR shares that correspond with each Selling Shareholder percent ownership of PBC.


              ARTICLE II:     Representations and Warranties
                              Of PBC and Shareholders

PBC, and its Selling Shareholders, each represent and warrant to GEYR as follows:

2.1     Organization and Standing.
        --------------------------

PBC is a duly organized and validly existing corporation, and in good standing under the laws of the State of Florida. PBC has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the property owned, operated or leased by it or the nature of the business conducted by it makes such qualification necessary.

2.2     Capitalization.
        ---------------

	All of the issued and outstanding shares of PBC Capital Stock have been validly issued, are fully paid and non-assessable; there is no right of first refusal option or other restriction on transfer applicable to any shares of any securities PBC. PBC has delivered to GEYR complete and accurate copies of its

        (a) Articles of Incorporation and Bylaws, each as amended through the date hereof;

        (b) Minutes of all of its directors' and Shareholders' meetings through the date hereof.

2.3     Rights to Acquire.
        ------------------

        (a) PBC does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire, now or in the future, any of its capital stock or other securities;

        (b) PBC does not have outstanding any stock appreciation rights or other rights granting to any person the right to be paid money or other property based on the value of securities of PBC;

        (c) There are no agreements, restrictions or understandings to which PBC or any Selling Shareholders is a party with respect to the sale, transfer or voting of any shares of the PBC Shares.


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          Exhibit 2.2


2.4     Subsidiaries.
        -------------

        PBC does not own or control, directly or indirectly, any interest or investment (whether equity or debt) in any other corporation, partnership, business, trust or other entity.

2.5     Authority.
        ----------

        (a) PBC has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all corporate action of PBC necessary for such execution, delivery and performance has been duly taken. Complete and correct copies, certified by the Secretary or Assistant Secretary of PBC, of the resolutions adopted by the Board of Directors, authorizing and ratifying the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, will be delivered upon Closing.

        (b) To the knowledge of PBC, the execution and delivery by PBC and each of the Selling Shareholders of this Agreement and the performance of the transactions contemplated by this Agreement will not result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the giving of notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of PBC's Articles of Incorporation or Bylaws, each as amended through the date hereof, or any statute, rule, regulation, judicial or governmental decree, order or judgment, agreement, lease or other instrument to which PBC or any Selling Shareholders is a party or to which any of its or their assets is subject and which individually or in the aggregate is material to PBC or any Selling Shareholders.

        (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental body is required for the consummation by PBC of the transactions contemplated by this Agreement.

        (d) Upon due execution and delivery by the parties hereto, this Agreement and the agreements related hereto would each be a legal, valid and binding obligation of PBC and Selling Shareholders. Such Agreement will be enforceable against PBC and PBC in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

2.6     Financial Statements.
        ---------------------

        To the knowledge of PBC, PBC has no significant liabilities, receivables nor fixed assets. PBC shall make available to GEYR true and accurate listing of all financial data that would be required to be shown on a consolidated financial statement prepared in accordance with generally accepted accounting principles (collectively the " PBC Financials"). The books of account of the Company reflect actual transactions as of the dates shown thereon and provide a true and correct representation of substantially all items of income and expense, and all assets, liabilities and accruals of the Company required to be reflected therein under generally accepted accounting principles.

2.7     No Undisclosed Liabilities.
        ---------------------------

        PBC has no debts, liabilities or claims against it, contingent or otherwise, which would be of a nature required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles which are material individually or in the aggregate and which are not shown or fully provided for on the PBC Financials, except debts, liabilities and claims incurred in the ordinary course of business since the date of the PBC Financials which are not material in the aggregate. The applicable reserves reflected on the PBC Financials are sufficient for payment of all claims, asserted and unasserted, of customers to which PBC has sold products or provided services through such date. All products and services provided to customers by PBC have complied in all material respects with all requirements binding upon PBC, whether by law, regulation, agreement or otherwise.


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          Exhibit 2.2

2.8     Taxes.
        ------

        (a)    To the knowledge of the PBC,

               (i) All federal, state, local and foreign tax returns and reports required to be filed to date, and which are properly open for examination under applicable statutes of limitation, with respect to the operations of PBC have been accurately prepared and duly filed, and all taxes shown as payable on such returns and reports have been paid when due, including, without limitation income, withholding, payroll, sales and use, and real and personal property taxes; and

               (ii) PBC has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any tax to a date subsequent to the date hereof; and

               (iii) No issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of PBC that has not been settled or resolved; and

               (iv) There is no pending claim, asserted deficiency or assessment for additional taxes that has not been paid, nor is there any basis for the assertion of any such claim, deficiency or assessment; and

               (v) No material special charges, penalties or fines have ever been asserted against PBC with respect to payment of or failure to pay any taxes; and

               (vi) The provision for taxes shown on the PBC Financials is sufficient for payment of all unpaid federal, state, local and foreign taxes (whether asserted or unasserted) incurred by PBC through such date.

        (b) PBC has not filed any consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or been subject to any actual or deemed election under Section 338 of the Code.

2.9     Tangible Assets and Inventories.
        --------------------------------

        To the knowledge of PBC, PBC has no material assets.

2.12    Real Property.
        --------------

To the knowledge of PBC, PBC currently neither owns nor leases any real property.

2.13    Environmental Matters.
        ----------------------

To the knowledge of PBC:

        (i) PBC has complied in all material respects with the Safe Drinking Water and Toxic Enforcement Act of
               1986; and

        (ii) PBC has complied in all material respects with any and all other applicable statutes, rules and regulations in effect (and, to the knowledge of Shareholders or PBC any proposed statutes, rules and regulations) regarding the environment including, without limitation, statutes, rules and regulations


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          Exhibit 2.2

               regarding the production, handling, treatment and disposal of toxic chemicals and hazardous waste.

2.14    Health and Safety Matters.
        --------------------------

        To the knowledge of PBC,

        (i) PBC has complied in all material respects with any and all applicable health and safety statutes, rules and regulations of state, local and federal authorities in effect (and, to the knowledge of Shareholders or PBC any proposed statutes, rules and regulations) regarding the production or distribution of any PBC product; and

        (ii) PBC has not violated any such statute, ordinance, rule, regulation or order of any agency or court, including the Food and Drug Administration, in any respect material to the conduct of its business and has not received any notice of any such violation from any agency of the type referred to herein.

2.15    Insurance.
        ----------

        To the knowledge of PBC, PBC does not have nor has ever had any insurance policies in force.

2.16    Purchase, Sale and Other Agreements.
        ------------------------------------

        Except as disclosed to GEYR, PBC states that it is not a party or subject to any non-disclosed oral or written Agreement for the purchase or sale of inventory, supplies, equipment or other real or personal property, or the procurement of services; or joint venture, partnership or other contract or arrangement involving the sharing of profits; or

2.17    Intellectual Property.
        ----------------------

        PBC currently neither holds nor has filed for any recipes, formulas, trade secrets, trademarks, trade names, patents, copyrights, inventions nor discoveries. PBC is not making use of any patentable or unpatentable invention or any confidential information in which any present or past employee of PBC has or has claimed an interest and PBC and Selling Shareholders are not aware of facts that could reasonably be expected to give rise to such a claim.

2.18    Employees and Consultants.
        --------------------------

        (a) PBC currently has neither consulting, employment agreements nor other material agreements, either oral or written, with individual consultants or employees to which PBC is a party. Except for the Officers and Directors of PBC, as agreed upon in this Agreement, no other officer, manager or key employee of PBC has notified PBC of an intention to terminate employment or to seek a material change in his terms of employment. No employee of PBC has accrued more than three
(3) weeks of paid vacation. PBC agrees that at the closing all such consulting and employment agreements, bonus plans, employee stock option plans and/or other agreements between PBC and its Officers, Directors, Consultants or Employees shall be void and null.

        (b) PBC is not a party to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, employee welfare benefit plan, or collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization.

        (c) PBC has delivered to counsel for GEYR all documentation received by PBC relating to union activities, including but not limited to, correspondence or orders from the National Labor Relations


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          Exhibit 2.2

Board and any state labor relations agencies or organizations, and all documentation relating to union activity and labor practices at PBC given by PBC to its employees. There are currently no agreements with any unions and no strikes or labor disputes pending or threatened by any of the employees of PBC. PBC has complied in all material respects with all applicable laws or regulations relating to the employment of labor; and PBC has withheld all amounts required by law or agreement to be withheld from its employees for the payment of any tax or contribution.

        (d) There are no currently outstanding loans from PBC or to any officer, director or employee of PBC and no commitments to lend any money or other property to any such person.

        (e)    To the knowledge of PBC,

               a. No employee is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of PBC would conflict with PBC's or 's business as conducted or proposed to be conducted; and

               b. No employee of PBC is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending or threatened with regard thereto.

2.19    Bank Accounts.
        --------------

        Exhibit B identifies all bank accounts used in connection with the operations of PBC whether or not such accounts are held in the name of PBC, lists the respective signatories therefore and lists the names of all persons holding a power of attorney from PBC and a summary statement of the terms thereof

2.20    Borrowings and Guarantees.
        --------------------------

        To the knowledge of PBC, PBC has neither entered into any agreements nor undertakings to which PBC is borrowing nor is entitled to borrow any money, is lending nor has committed itself to lend any money, is a guarantor nor surety with respect to the obligations of any person.

2.21    Compliance with Laws.
        ---------------------

        To the knowledge of PBC, the present conduct of the business of PBC does not violate any law, ordinance, regulation, judgment, order, decree or rule of any court, arbitrator or governmental agency or entity in any respect material to the conduct of its business and, to the knowledge of PBC or any Selling Shareholder, there are no laws, ordinances or regulations proposed, and legal or administrative proceedings or investigations pending or threatened, which, if enacted or determined adversely to PBC, could reasonably be expected to result, individually or in the aggregate, in any material adverse change in PBC 's business, prospects or financial condition..

2.22    Customers.
        ----------

        To the knowledge of PBC, PBC has no nor has ever had any customers.

2.23    Absence of Litigation:
        ----------------------

        Except as otherwise disclosed, neither PBC, its officers or directors, nor Selling Shareholders are engaged in or received any threat of any litigation, arbitration, investigation, proceedings relating to PBC, its employee benefit plans, property, business assets, licenses, permits, goodwill, or against or affecting the


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          Exhibit 2.2

transactions contemplated by this Agreement, nor, to the knowledge of the PBC, is there any basis therefore.

2.24    Transactions.
        -------------

        To the knowledge of PBC, PBC has no material contracts now in effect between PBC and any person who now is or at any time since inception has been an officer, director or controlling shareholder of PBC, other than salary and incentive compensation arrangements of a customary nature entered into in the ordinary course of business.

2.25    Accuracy of Documents
        ---------------------

        The copies of all instruments, agreements, other documents and written information delivered to GEYR by PBC or any Selling Shareholders, or any of their representatives are and will be true and correct copies as of the date of delivery thereof. No representations or warranties made by PBC or any Shareholders in this Agreement nor any document, written information statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by PBC or any Selling Shareholders, or their representatives, to GEYR pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no event, fact or condition which, to the knowledge and belief of the PBC, materially and adversely affects the business, assets, financial condition or prospects of PBC, or which could reasonably be expected to do so, which has not been set forth in this Agreement or the Exhibits hereto.

2.26    Title to Shares.
        ----------------

        Each Selling Shareholder has good, valid and marketable title to the PBC shares listed in opposite his or her respective name on Exhibit A attached hereto, free and clear of any and all liens, claims, options, charges and encumbrances whatsoever.

2.27    Authority of Shareholders
        -------------------------

        Each Selling Shareholders has the absolute and unrestricted right, power and authority to sell, assign, transfer and deliver the PBC shares listed opposite his or her respective name on Exhibit A attached hereto, to execute this Agreement and the agreements related hereto, to make the representations, warranties and agreements contained herein and in the related agreements and to perform his or her obligations hereunder and under the agreements related hereto.

2.28    Representations of Selling Shareholders
        ---------------------------------------

        Each Selling Shareholders hereby represents and warrants to GEYR as of the date hereof that, to his or her knowledge, the representations and warranties of PBC and each other Selling
Shareholders set forth herein are true and correct.


         ARTICLE III:    Representations And Warranties Of GEYR

GEYR represents, warrants and covenants to PBC and Selling
Shareholders as follows:

3.1     Organization and Standing.
        --------------------------

        GEYR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. GEYR is a fully reporting public company pursuant to section 15 (d) of the Exchange


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          Exhibit 2.2


Act of 1934, as amended. The voting common stock currently trades on the NASD Over The Counter (OTC) Electronic Bulletin Board under the symbol [OTC BB: GEYR]. The authorized capital stock of GEYR consists of: 25,000,000 shares of voting common stock, ($.001 par value per share), and the Board has authorized 10,000,000 shares of Preferred Stock, however no amendment has been filed with the Secretary of State of Nevada. GEYR has currently 9,800,000 shares of common stock issued and outstanding and has issued no preferred stock. GEYR has issued no options to acquire common shares, has no other obligations to issue shares of its common stock and has no other securities outstanding that are convertible into its common stock. GEYR's common stock is the only publicly listed security.

3.2     Authority:
        ----------

        (a) GEYR has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate action necessary for such execution, delivery and performance hereof and thereof by GEYR has been duly taken. Complete and correct copies, certified by the Secretary or Assistant Secretary of GEYR, of the resolutions adopted by the Board of Directors, authorizing and ratifying the execution and delivery of this Agreement and the consummation of the transactions contemplated herein,

        (b) Subject to GEYR obtaining all necessary consents, which consents have been obtained or will be obtained on or prior to the Closing Date, the execution and delivery by GEYR of this Agreement and the agreements related hereto do not, and the performance and consummation of the transactions contemplated by this Agreement and the agreements related hereto will not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the giving of notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of its Certificate of Incorporation or Bylaws, each as amended through the date hereof, or any statute, rule, regulation, judicial or governmental decree, order or judgment, agreement, lease or other instrument to which GEYR is a party or to which any of the assets of GEYR is subject and which individually or in the aggregate is material to GEYR.

        (c) Each consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental body which is required for the consummation by GEYR of the transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing.

        (d) Upon due execution and delivery by the parties hereto, this Agreement and the agreements related hereto will each be legal, valid and binding obligations of GEYR, enforceable against GEYR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. Except for the actions and filings with the State of Nevada, the Securities & Exchange Commission
and the NASDAQ OTC Bulletin Board, hereof, no consent, approval   or
authorization of, exemption or other action by notice   or
declaration, filing or registration with, any third party or governmental agency is required to be obtained, made or given by GEYR
in connection with the execution, delivery   and performance of this
Agreement or the consummation by GEYR of the transactions contemplated by this Agreement.

3.3     Absence of Litigation.
        ----------------------

        Except for a Settlement Agreement between GEYR and API as collective parties and Robert K. Brooks and Robert K. Brooks, PLC as collective parties, neither GEYR nor any officer or director of GEYR is engaged in, or has received any threat of any litigation, arbitration, investigation or other proceeding related to or affecting the transactions contemplated by this Agreement, nor to the knowledge of GEYR, is there any basis therefore. There is no litigation, arbitration, action or proceeding pending, or to the knowledge of GEYR, threatened, against or relating to GEYR, its properties or business.

3.4     No Liabilities.
        ---------------


Geyser Group, Ltd./Power Beverage Group.
Page 10 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


        GEYR has no material liabilities of any nature except to the extent reflected or reserved in its financial statements, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except for additional liabilities which may have been incurred in the ordinary course of business by GEYR since the date of the financial statements.

3.5      No Current Business Operations.
         -------------------------------

        Other than the operation of API, GEYR has no present business operations or subsidiaries, and no liabilities or obligations of any nature and shall have no material liabilities or obligations at time of Closing whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

3.6     S.E.C. Compliance and Listings.
        -------------------------------

        GEYR is a full-reporting Nevada Corporation currently traded on the NASD Electronic Bulletin Board (under the symbol: "GEYR"). GEYR is not in full compliance with federal securities laws. All outstanding shares of common stock of GEYR have been duly authorized and are validly issued, fully paid, and non-assessable and free of preemptive rights, and there are no registration rights existing or granted to any holders of restricted common stock of GEYR.

3.7     Compliance With Reporting Requirements.
        ---------------------------------------

        GEYR represents, warrants and agrees that, as of the date of Closing, GEYR has not filed all forms, reports and documents with the S.E.C. required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, all reporting requirements of the Exchange Act. The reports filed with the S.E.C., to GEYR's knowledge, did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8     Title to Property.
        ------------------

        GEYR has all requisite corporate power and authority to own its properties and assets and has good and marketable title to all properties and assets, real and personal, reflected in the Balance Sheet of GEYR, and the properties and assets of GEYR are subject to no mortgage, pledge, lien or encumbrances, except for liens shown therein, with respect to which no default exists.

3.9     Accuracy of Documents and Information.
        --------------------------------------

        The copies of all instruments, agreements, other documents and written information delivered to PBC or any Shareholders by GEYR, or any of their representatives are and will be true and correct copies as of the date of delivery thereof. No representations or warranties made by GEYR in this Agreement nor any document, written information statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by GEYR, or their representatives, to PBC or any Shareholders pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

3.10    Financial Statements.
        ---------------------

        GEYR shall have furnished PBC and the Selling Shareholders financial statements and balance sheets for the period ending December 31,2000 accompanied by a report of its independent certified public accountants; and the financial information necessary to prepare reviewed balance sheets and statements of operations for the most recent quarter of March 31st, 2001, and June 30, 2001 as required by


Geyser Group, Ltd./Power Beverage Group.
Page 11 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


the SEC on Form10-SB. To the knowledge of GEYR, such financial statements, together with and subject to the disclosures and notes thereto,

        (i)    Are in accordance with the books and records of GEYR; and

        (ii) Present fairly and accurately the financial condition of GEYR as of the dates of the balance sheets; and

        (iii) Present fairly and accurately the results of operations for the periods covered by such statements; and

        (iv) Have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and

        (v) Include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of GEYR, and of the results of operations of GEYR for the periods covered by such statements; and

        (vi) Fully comply with all requirements of Regulation SB and/or SK K and all applicable securities laws.

3.11    Books and Records:
        ------------------

        From the date of this Agreement to the Closing, GEYR will:

               (1) Provide to PBC and the Selling Shareholders or their respective representatives any and all relevant documents regarding securities filings, broker dealer due diligence packages, offering memorandums, and copies of Form D; and

               (2) Give to PBC and the Selling Shareholders, or their respective representatives, full access during normal business hours to all of its offices, books, records, contracts, stock certificate books, stock certificates, transfer Ledgers, minutes books and other corporate documents ("Corporate Records") and properties so that Selling Shareholders may inspect and audit them; and

               (3) Furnish such information concerning the properties and affairs of GEYR as the Selling Shareholders may reasonably request. GEYR represents and warrants that all of GEYR's Corporate Records are true, correct and complete and constitute all of its Corporate Records, thereof and, the minute books of GEYR reflect all material actions taken and authorizations given by the Board of Directors of GEYR or any committee thereof and all material actions taken and authorization given by the Selling Shareholders of GEYR.

3.12    Tax Returns.
        ------------

        GEYR has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has other paid all taxes or assessments relating to the time periods covered by such returns or reports. The amounts set up as provisions for taxes in the latest financial statements are sufficient for the payment of all unpaid federal, foreign, state or local taxes of accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by with respect to all periods ending on or prior to the Closing date, subject to normal year-end adjustments, which will not be material. There are no present audits or disputes with any federal, foreign, state or local taxing authority as to taxes of any nature payable by GEYR.

3.13    Environmental Matters.
        ----------------------

        GEYR represents and warrants:

        (a) GEYR represents and warrants it is and has at all times been in compliance with all applicable federal state and local environmental laws.

        (b) GEYR has not been required to obtain any licenses or permits required under environmental laws for the operation of its business.

        (c) No hazardous substances (as defined in applicable federal, state and local environmental laws and regulations) have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the GEYR's business, except in compliance with all applicable Environmental laws. There are no locations now owned or operated by GEYR where hazardous substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled, except in compliance with all applicable environmental laws. There is no past or ongoing release or threat of release of hazardous substances from any of the properties currently owned or operated by GEYR or any of its affiliates or, to the knowledge of GEYR, from any properties formerly owned or operated by
GEYR or any of its affiliates.   GEYR has not treated, stored for more
than 90 days, or disposed of any hazardous waste; as such term is used within the meaning of federal state or local law, except in compliance with all applicable environmental laws.

        (d) GEYR has not received any written notice from any governmental authority, regulatory agency or other person advising that GEYR is potentially responsible for costs associated with any release or threatened release of hazardous substances or potentially
liable for any violation of any environmental law.   No pending or, to
the   knowledge of GEYR, threatened order, litigation, settlement or citation with respect to hazardous substances exists with respect to or in connection with the operation of the business. There has been
no environmental investigation conducted by any   governmental
authority or regulatory agency with respect to the operation of its business.

        (e) No underground storage tanks are or, to the knowledge of GEYR, ever were located on any properties currently or previously owned or leased by GEYR. To the knowledge of GEYR, no PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of GEYR.

3.14    Depositories.
        -------------

        GEYR shall make available to PBC a complete list of the name, location and account numbers of each bank, trust company, securities broker or other financial institution in which GEYR has an account, deposits, safe deposit box, lock box or other assets on hand and the names of all authorized persons with respect thereto.

3.15    Structure of Transaction.
        -------------------------

        The transaction between PBC and GEYR is a stock-for-stock acquisition, and not a statutory merger. The current shareholders of GEYR will not be entitled to dissenters or appraisal rights under the corporate laws of Nevada.

3.16    Benefit Plans of GEYR.
        ----------------------

        Except as otherwise described, GEYR is not a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA,
(ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but



Geyser Group, Ltd./Power Beverage Group.
Page 13 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan," and collectively the "Plans").

3.17    Confidentiality:
        ----------------

        GEYR and its representatives will keep confidential any information that they obtain from the Selling Shareholders or from PBC concerning the properties, assets and business of PBC. If the transactions contemplated by this Agreement are not consummated by September 17, 2001 GEYR will return to PBC all written matter with respect to PBC obtained by GEYR in connection with the negotiation or consummation of this Agreement.

3.18    Investment Intent.
        ------------------

        GEYR is acquiring PBC shares transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and GEYR has no commitment or present intention to liquidate PBC or to sell or otherwise dispose of shares of its stock.


        ARTICLE IV:  Covenants Of PBC And Selling Shareholders


4.1     Maintenance of Business.
        ------------------------

        PBC and Selling Shareholders will use their best efforts to carry on and preserve the business, goodwill and relationships of PBC with customers, suppliers, officers, employees, agents and others in substantially the same manner as they have prior to the date hereof. Subject to any directions from GEYR, PBC and Selling Shareholders will use its best efforts to keep and maintain the existing favorable business relationship with each of such customers, suppliers and officers, employees and agents. If PBC or any Shareholders becomes aware of deterioration in a relationship with any customer, supplier or officer, employee or agent, PBC or such Shareholders will promptly bring such information to the attention of GEYR and will exert its best efforts to restore such relationship.

4.2     Commitment to Raise Capital and Complete an Acquisition.
        --------------------------------------------------------

        The Parties agree that between the Closing date and March 1st, 2002, PBC and/or Selling Shareholders shall have (a) received commitments from investors participating in a private or public offering of a minimum of one million dollars ($1,000,000), less selling commissions and costs. The kind of securities offered in the Private or Public Offering (whether common stock, preferred stock, debt, etc.), the number or price of said securities offered, and all other details of said Private or Public Offering are to be determined by PBC. The Private or Public Offering shall be completed in compliance with all applicable state and federal securities laws; and
(b) completed an acquisition of a bottled water or beverage company.

4.3     Absence of Certain Changes.
        ---------------------------

        Prior to the Closing, including 90 days prior to this Agreement, except as expressly permitted or contemplated hereby, neither PBC nor any Shareholders has or will, without GEYR's prior express written consent, cause PBC to:

        (i) Incur any additional indebtedness for money borrowed, or guarantee any indebtedness or obligation of any other party;

        (ii) Set aside or pay any dividend or distribution of assets to, or repurchase any of its stock from, any of its Shareholders,


Geyser Group, Ltd./Power Beverage Group.
Page 14 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


        (iii) Issue any capital stock or securities convertible into capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock;

        (iv) Enter into, amend or terminate any employment agreement or any agreement or arrangement which, if in effect on the date hereof, would be required to be disclosed;

        (v) Extraordinarily increase the compensation payable or to become payable by PBC to any of its officers, employees or agents above the amount payable, or adopt or amend any employee benefit plan or arrangement;

        (vi) Acquire or dispose of any material properties or assets used in its business;

        (vii) Waive any statute of limitations so as to extend any tax or other liability of PBC;

        (viii) Permit any material change in the nature of the business of PBC or the manner in which the PBC books and records are maintained;

        (ix) Create or suffer to be imposed any lien, mortgage, security interest or other charge on or against its properties or assets, except for purchase money security interests incurred in the ordinary course of business;

        (x) Enter into, amend or terminate any lease of real or personal property;

        (xi)   Amend its Articles of Incorporation or Bylaws; or

        (xii) Engage in any activities or transactions outside the ordinary course of its business as conducted at the date hereof.

4.4     Maintenance of Condition.
        -------------------------

        Prior to the Closing, including 90 days prior to this Agreement, except as expressly permitted or contemplated hereby, no Shareholders will, without GEYR's prior express written consent:

        (i) Enter into any agreement, restriction or understanding with respect to the sale, transfer or voting of any shares of PBC Capital Stock;

        (ii) Permit any change in the good, valid and marketable title to his or her PBC Capital Stock, including the imposition any lien, charge or encumbrance on such stock;

        (iii) Impair his or her right, power and authority to sell, assign, transfer and deliver the PBC Capital Stock, to execute this Agreement and the agreements related hereto, to make the representations, warranties and agreements contained herein and in the related agreements and to perform his or her obligations hereunder and under the agreements related hereto;

        (iv) Be obligated under any agreement or judgment that would conflict with such Shareholders obligations under the proposed Employment Agreement, Consulting Agreements or Noncompetition Agreement attached, as applicable;

        (v) Enter into any agreement containing a covenant or covenants that purport to limit the ability or right of any Shareholders to engage in any lawful business activity.


Geyser Group, Ltd./Power Beverage Group.
Page 15 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


4.5     Access to Information.
        ----------------------

        At all times throughout the period prior to the Closing, PBC will give GEYR and its accountants, legal counsel and other representatives reasonable access, during normal business hours, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of PBC, and will furnish GEYR, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as GEYR may reasonably request; provided, however, that any furnishing of such information pursuant hereto or any investigation by GEYR shall not affect GEYR's right to rely on the representations, warranties and covenants made by PBC in this Agreement.

4.6     Compliance with Obligations.
        ----------------------------

Prior to the Closing, PBC shall comply with:

        (a) All applicable federal, state, local and foreign laws, rules and regulations;

        (b) All material agreements and obligations, including Articles of Incorporation and Bylaws, by which it, its properties or its assets may be bound; and

        (c) All decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to PBC, its properties or assets, which, if enforced individually or in the aggregate, would have a material adverse effect on PBC.

4.7     Necessary Consents.
        -------------------

        Prior to the Closing, PBC and each Shareholders will use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the continuation of PBC's business after the Closing as conducted and as proposed to be conducted at the date hereof.

4.8     Notification.
        -------------

PBC will give prompt notice to GEYR of:

        (a) Any notice of default received by PBC subsequent to the date of this Agreement under any material instrument or material agreement to which PBC is a party or by which it is bound, which default could, if not remedied, result in any material adverse change in the financial condition, business or prospects of PBC, taken as a whole, or which would render incorrect in any material respect any representation made herein; and

        (b) Any suit, action, proceeding or investigation instituted or, to the knowledge of PBC or any Shareholders, threatened against or affecting PBC or concerning any claim of ownership of or rights with respect to any PBC Capital Stock subsequent to the date of this Agreement and prior to the Closing which, if adversely determined, could result in any material adverse change in the financial condition, business or prospects of PBC, taken as a whole, or which would render incorrect any representation made herein.


4.9     Good Faith.
        -----------

        From the date hereof until the termination of this Agreement, neither PBC, any Shareholders nor any of its officers or directors will initiate discussions or negotiate, or authorize any person or entity to discuss or negotiate on its behalf, with any other party, or entertain or consider (except to the extent required by their respective fiduciary duties) any inquiries or proposals received from any other party, concerning the possible disposition of PBC's business, assets or Capital stock.


Geyser Group, Ltd./Power Beverage Group.
Page 16 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


                   ARTICLE V:  Covenants Of GEYR

5.1     Investment Representation.
        --------------------------

        GEYR hereby represents, warrants and agrees that it is acquiring the PBC Capital Stock solely for purposes of investment and not with a view to any public distribution thereof. GEYR will deliver to PBC at the Closing an investment representation, in form and substance to the reasonable satisfaction of Shareholders and their counsel.

5.2     Documents.
        ----------

        GEYR agrees to deliver unto Shareholders at the Closing, duly certified as of the Closing Date by the Secretary or any Assistant Secretary of GEYR, copies of resolutions duly adopted by GEYR 's Board of Directors, authorizing the execution, delivery and performance of this Agreement and all agreements related hereto. Such resolutions and certification shall be in form and substance to the reasonable satisfaction of Shareholders and their counsel.

5.3     Continued Escrow of API stock.
        ------------------------------

        GEYR represents and warrants that 2,000,000 shares of Common Stock of the API escrowed stock shall have been cancelled in connection with the resignation of Mr. Jerry Ludeman. The parties agree to amend Section 6.13 of the TMFT/API Agreement ("Section 6.13"), wherein 7,000,000 shares of common stock of GEYR shall be the total amount of GEYR Common Stock issued and designated to the selling shareholders of API, shall continue to be held as amended by Interwest Stock Transfer as escrow agent ("API Escrowed Stock"). The Parties agree to release said API Escrowed Stock to API upon such time as API has satisfied Section 6.13; or to prorate the remaining shares upon remaining months left. The parties agree to amend Section 6.13 wherein in the event that API has not satisfied Section 6.13 after 30 days from the Closing date of this Agreement, GEYR shall begin to cancel 1,000,000 shares of the API Escrowed Stock every 30 days until such time as API shall have no capital stock.

5.4     Issuance of Shares for Services.
        --------------------------------

        In connection with a settlement agreement, the Parties agree that GEYR shall have issued 1,000,000 shares of Common Stock of GEYR to Robert K. Brooks, PLC.

            ARTICLE VI:  Conditions To Obligations Of GEYR

        The obligations of GEYR to consummate the transactions contemplated hereby are, at GEYR's election, subject to satisfaction or waiver of the following conditions by PBC:

6.1     Consents and Approvals.
        -----------------------

        PBC shall have obtained all consents and approvals of third parties (including governmental authorities) required of PBC and GEYR to consummate the transactions contemplated by this Agreement.

6.2     Representations.
        ----------------

        All representations and warranties made herein by PBC and/or Selling Shareholders shall be true in all material respects as of the date made and as of the Closing, except to the extent such representations and warranties are rendered untrue by the performance by PBC or any Shareholders of obligations and agreements undertaken by them to be performed at or prior to the Closing as set forth in this Agreement. PBC and each Shareholder shall have performed all obligations and agreements undertaken by it herein to be performed at or prior to the Closing.

6.3     Certificate.
        ------------


Geyser Group, Ltd./Power Beverage Group.
Page 17 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


 	GEYR shall have received at the Closing a certificate, dated as of the Closing and executed by PBC's President and each Shareholders, to the effect that the conditions set forth in Sections 6 have been satisfied. If any representation or warranty made herein is not true as of the Closing, such certificate shall identify such representation or warranty expressly and shall indicate in reasonable detail the nature of all exceptions thereto not previously disclosed in the Schedule of Exceptions. If GEYR thereafter elects to consummate the transactions contemplated hereby, Shareholders shall not be liable for indemnification for any Damages resulting solely from the facts described in such certificate.

6.4     Opinion of Counsel.
        -------------------

        GEYR shall have received at the Closing, in form and substance satisfactory to GEYR and its counsel, to the effect that:

        (a) PBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary;

        (b) All outstanding shares of such stock are held of record and beneficially. All outstanding shares of PBC Capital stock have been validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable federal and state securities laws (provided such counsel need not express any opinion with respect to the anti-fraud provisions of such securities laws).

        (c) To such counsel's actual knowledge, no right of first refusal option or other restriction is applicable to any shares of PBC Capital Stock. To such counsel's actual knowledge, PBC does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert, Capital stock equivalents, stock appreciation rights or other rights to purchase or otherwise acquire any of its Capital stock or other securities, or to be paid any amount based on the value of any such securities.

        (d) PBC has full corporate power and authority to execute and deliver, and to perform its obligations under this Agreement. PBC has taken all requisite corporate action to approve and adopt this Agreement and the performance by PBC of its obligations hereunder.
This Agreement, the Employment Agreement and Agreement Not to Compete have been duly and validly executed and delivered by PBC to the extent that each is a party thereto, and constitute legal, valid and binding obligations of PBC and each such Shareholders that is a party to the applicable agreement, enforceable against them in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        (e) To such counsel's actual knowledge, the execution and delivery of this Agreement and the Related Agreements by PBC and Selling Shareholders, and the performance and consummation by PBC and Selling Shareholders of the transactions contemplated by this Agreement and Related Agreements, do not result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of PBC's Articles of Incorporation or Bylaws, or any statute, rule, regulation, judicial or governmental decree, order or judgment, or to f such counsel' s actual knowledge, any material agreement, lease or other instrument to which PBC or any Shareholders is a party or to which they or any of PBC's assets are subject.

        (f) Assuming GEYR is a bona fide purchaser within the meaning of [Section] 8 of the Uniform Commercial Code, the transfer and assignment in accordance with this Agreement by or on behalf of each Shareholders to GEYR of the PBC Capital Stock to be purchased from such Shareholders, against the payment provided by this Agreement, will transfer good,



Geyser Group, Ltd./Power Beverage Group.
Page 18 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


absolute, valid and marketable title thereto, free and clear of any and all liens, claims, options, charges and encumbrances whatsoever.

        (g) To such counsel's actual knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required for the consummation by PBC and Selling Shareholders of the transactions contemplated by this Agreement which has not been obtained.

        (h) To such counsel's actual knowledge, there is no suit, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened to which PBC or any Shareholders are a party.

        (i) To such counsel's actual knowledge, there is no outstanding judicial or administrative order, ruling, decree, judgment or stipulation to which PBC or any Shareholders is a party or is subject materially adversely affecting or threatening PBC or its business or financial condition.

6.5     Delivery of the PBC Capital Stock.
        ----------------------------------

        Within 60 days of Closing, GEYR shall have received at the Closing certificates representing all of the PBC Capital Stock, duly endorsed to GEYR or accompanied by stock powers duly executed in blank (with signatures guaranteed by any national bank or trust company) and otherwise in form acceptable for transfer on the books of PBC, duly endorsed to GEYR.

6.6     Good Standing Certificate.
        --------------------------

        Within 60 days of Closing, GEYR shall have received a Status Certificate from PBC, issued by the Secretary of State of the State of Florida and a good standing certificate from any other state in which PBC is qualified to do business, dated as of the date hereof, or in the alternative in a letter of opinion from PBC counsel.

6.7     No Material Adverse Change.
        ---------------------------

        During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of PBC, and Selling Shareholders shall not have sustained any material uninsured loss or damage to its assets that could materially and adversely affect its ability to conduct its business.

6.8     No Actions.
        -----------

        Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction and no action or proceeding shall have been instituted by any person or entity or threatened by any governmental agency which, in either such case, in the good faith judgment of GEYR's Board of Directors (acting upon advice of its outside counsel) has a reasonable probability of resulting in an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.

6.9     Proceedings and Documents.
        --------------------------

        All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance to the reasonable satisfaction of GEYR's counsel, and GEYR shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

6.10   Reconstitute PBC Board of Directors and Resignations.
       -----------------------------------------------------


Geyser Group, Ltd./Power Beverage Group.
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                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


        After Closing, the Board of Directors of PBC shall be reconstituted to consist of one (1) or more persons as shall be appointed by a majority vote of the newly constituted Board of Directors of GEYR.

6.11    Executive Officers of PBC and Resignations.
        -------------------------------------------

        After the Closing, the newly constituted Board of Directors of PBC shall elect persons to serve as executive officers of PBC. Any persons serving as executive officers of PBC prior to the Closing who will not continue in such capacity immediately after the Closing shall tender their resignations in accordance with the Florida General Corporation Law; however, this section shall have no effect on PBC's hired employees.

  ARTICLE VII:  Conditions To Obligations Of PBC And Selling Shareholders

        The obligations of PBC and Selling Shareholders to consummate the transactions contemplated hereby are, at PBC's election, subject to satisfaction or waiver of the following conditions by GEYR:

7.1     Consents and Approvals.
        -----------------------

        GEYR shall have obtained all consents and approvals of third parties (including governmental authorities) required of PBC and GEYR to consummate the transactions contemplated by this Agreement. GEYR shall have obtained the consents and approval of the Board of Directors.

7.2     Representations.
        ----------------

        All representations and warranties made herein by GEYR shall be true in all material respects as of the date made and as of the Closing except to the extent such representations and warranties are rendered untrue by the performance by GEYR of obligations and agreements undertaken by it to be performed at or prior to the Closing as set forth in this Agreement. GEYR shall have performed all obligations and agreements undertaken by it herein to be performed at or prior to the Closing.

7.3     Opinion of Counsel.
        -------------------

        PBC shall have received at the Closing the opinion of counsel to GEYR, in form and substance satisfactory to PBC and their counsel, to the effect that:

        (a) GEYR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted;

        (b) GEYR has full corporate power and authority to execute and deliver, and to perform its obligations under this Agreement and the Related Agreements. GEYR has taken all requisite corporate action to approve and adopt this Agreement and the Related Agreements, and the performance by GEYR of its obligations hereunder and hereunder. This Agreement and the Related Agreements have been duly and validly executed and delivered by GEYR and constitute legal, valid and binding obligations of GEYR, enforceable against it in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

        (c) The execution and delivery of this Agreement by GEYR, and the performance and consummation by GEYR of the transactions contemplated by this Agreement, does not violate any provision of GEYR's Certificate of Incorporation or Bylaws, and does not constitute a material default under the provisions of any material agreement known to counsel to which GEYR is a party or by which it is bound;


Geyser Group, Ltd./Power Beverage Group.
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          Exhibit 2.2


        (d) There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body required for the consummation by GEYR of the transactions contemplated by this Agreement which has not been obtained;

        (e) The execution and delivery of this Agreement and the Related Agreements by GEYR and the performance and consummation by GEYR of the transactions contemplated by this Agreement and the Related Agreements, does not result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of GEYR's Certificate of Incorporation or Bylaws, or any statute, rule, regulation, judicial or governmental decree, order or judgment, or to f such counsel' s actual knowledge, any material agreement, lease or other instrument to which GEYR is a party or to which it or any of its assets are subject.

7.4     Election of Board of Directors.
        -------------------------------

        On Closing, the current members of the Board of Directors of GEYR shall, as their last act of business prior to their resignation, in accordance with the Nevada General Corporation Law and the Articles of Incorporation and By-Laws of GEYR, cause the Board of Directors (the "Board") of GEYR to be reconstituted to consist of a total of five (5) persons, who shall be the sole members of the Board of Directors. The current members of the GEYR Board of Directors shall resign their respective board memberships, and PBC shall determine the members of the Board of Directors.

7.5     Executive Officers of GEYR.
        ---------------------------

    	Upon Closing, the newly constituted Board of Directors of GEYR shall call a Special Meeting to elect officers for the Corporation. Any persons presently serving, as executive officers of GEYR shall not continue in such capacity; and, upon Closing shall tender their resignations in accordance with the Nevada General Corporation Law.

7.6     Finders and/or Consultants.
        ---------------------------

        To the knowledge of the Parties, neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated. In this regard, GEYR, on the one hand, and PBC on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

7.7     GEYR To Be Free of all Debts and Obligations.
        ---------------------------------------------

        Upon Closing GEYR shall be free of all material debts or obligations, and the Reorganized Company shall have no outstanding obligations associated with the transaction.

7.8     GEYR to transfer API Capital Stock to PBC.
        ------------------------------------------

        Upon Closing, the Board of Directors of GEYR shall transfer, or alternatively assign, to PBC the issued, fully voting but escrowed Common stock of GEYR designated to API, with its condition to satisfy
Section 6.13 of the TMFT/API Agreement.

7.9     Rescission of TMFT/ WBI Agreement and Mutual Release of Claims.
        ---------------------------------------------------------------

        Upon Closing GEYR shall prepare and obtain a mutual rescission of the `Definitive Agreement And Plan Of Acquisition Among The Theme Factory, Inc. And Water Star Bottling, Inc. (And 85% Owned Subsidiary of Geyser Products, LLC) signed by TMFT and WBI on the 9th day of March, 2001. Simultaneously, GEYR (formerly known as TMFT) shall have



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                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


obtained a general release of any and all claims or obligations from the beginning of time until the end of time.

7.10    No Action.
        ----------

        Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction and no action or proceeding shall have been instituted by any person or entity or threatened by any governmental agency which, in either such case, in the good faith judgment of PBC (acting upon advice of their outside counsel) has a reasonable probability of resulting in an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement.


                    ARTICLE VIII:  Termination

8.1     Termination by Mutual Consent.
        ------------------------------

        At any time prior to the Closing, this Agreement may be terminated by mutual written consent of GEYR, PBC or Selling Shareholders. Either party, GEYR or PBC, may terminate this Agreement at any time prior to the Closing by delivery of written notice to PBC or Selling Shareholders if PBC or Selling Shareholders have materially violated this Agreement, any representation or warranty made by PBC in this Agreement is materially false or grossly inaccurate or there is any material misrepresentation or material omission by PBC.

                     ARTICLE IX:  Miscellaneous

9.1     Notices.
        --------

        Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third business day after mailing by certified or registered mail, postage prepaid, as follows:

        (a)    If to GEYR:
               -----------

               Mr. Travis Miller, President
               C/o Geyser Group, Ltd.
               1140 South County Club Drive
               Ste. 108-428
               Mesa, Arizona 85210

                     With a copy to:
                     ---------------

                     Law Offices of Gerald T. Chilton, Jr.  P.C.
                     110 S. Mesa Drive, Ste. 1
                     Mesa, Arizona 85210
                     (602) 969-0500

        (b)    If to PBC:
               ----------

               Mr. Edward Arioli, President
               C/o Power Beverage Corp.
               805 E. Hillsboro Blvd.
               Deerfield Beach, FL 33441

                     With a copy to:
                     ---------------


Geyser Group, Ltd./Power Beverage Group.
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                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


                     Robert K. Brooks, Esq.
                     C/o Law Offices of Robert K. Brooks, PLC
                     370 W. Camino Gardens Blvd., Ste. 210
                     Boca Raton, FL 33432

        (c)    If to Selling Shareholders:
               ---------------------------

               Mr. Edward Arioli, President
               C/o Power Beverage Corp.
               805 E. Hillsboro Blvd.
               Deerfield Beach, FL 33441


Or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

9.2     Entire Agreement.
        -----------------

        Except for the TMFT/API Agreement, this Agreement constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

9.3     Confidentiality.
        ----------------

        Except for disclosure (if any) required by any law to which any party is subject, no public announcement regarding the consummation of the transactions described herein, shall be made without the approval of GEYR and PBC. GEYR, PBC and Selling Shareholders agree to hold all information regarding the Letter of Intent and the transactions described herein in confidence until the time of any such public announcement.

9.4     Limitation on Communication with Other Parties.
        -----------------------------------------------

        PBC and the Selling Shareholders agree to refrain from initiating any contact or participating in any discussions with any person other than their own representatives relating to a purchase of the PBC
Capital Stock or assets or an acquisition, merger or reorganization of PBC. Such agreement shall terminate upon the closing of this Agreement.

9.5     Successors and Assigns.
        -----------------------

        No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

9.6     Governing Law.
        --------------

        This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

9.7     Survival.
        ---------


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          Exhibit 2.2


        The representations and warranties made by the parties hereto in this Agreement, and their respective obligations to be performed under the terms hereof at or prior to the Closing hereunder shall terminate and expire one year after the Closing Date, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

9.8     Arbitration.
        ------------

        Arbitration shall be the initial means for resolving disputes between the parties with respect to this Agreement and any agreements related thereto, and any such arbitration shall take place in the county of Palm Beach, in the state of Florida. If any party wishes to commence arbitration hereunder, it shall serve written notice to such effect on the other party or parties hereto and, within fifteen (15) days thereafter, the parties shall mutually select a single arbitrator to conduct such arbitration. In the event that the parties fail to agree on such single person, each of the parties shall choose one (1) member of three- (3) member panel and those two (Section 2) members shall select a third. In conducting the arbitration, the arbitrator or arbitration panel shall apply the Commercial Arbitration Rules of the American Arbitration Association as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to any extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. The arbitrator shall decide the dispute upon equitable principles and industry usage, as determined by the arbitrator, but shall not modify the terms of this Agreement. Costs and expenses, including reasonable attorneys ' fees, incurred with respect to the arbitration shall be borne by the losing party, unless otherwise determined by the arbitrator based on a showing of good cause to vary from usual rule expressed in this sentence. The arbitrator's award shall be final and unappealable. A judgment upon the award may be entered in any court having jurisdiction of the parties.

9.9     Confidential.
        -------------

        GEYR and its representatives agree that all information obtained during its investigation conducted that is not publicly available will be held in confidence and will be used solely for the purpose of evaluating the GEYR investment in PBC. In the event the transaction contemplated by this Agreement does not close, all copies of such information will be returned to PBC, and such information will continue to be kept in confidence by GEYR and its representatives, except for such information that is required to be disclosed by court order or decree or that is otherwise in the public domain.

9.10    Captions and/or Headings.
        -------------------------

        The Captions and /or Headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.11    Counterparts.
        -------------

        This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.


DEFINITIONS:

"Actual Knowledge" - Notwithstanding anything to the contrary, a Person will only be deemed to have actual knowledge if such Person is actually aware of such fact or other matter.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation,



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          Exhibit 2.2


or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages"--any loss, liability, claim, damage (incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third- party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

        a. Any Breach of any representation or warranty made by Selling Shareholders in this Agreement; or

        b. Any Breach by either Shareholders of any covenant or obligation of such Shareholders in this Agreement; or
        c. Any claim by any Person for finder's fees based upon any agreement or understanding alleged to have been made by any such Person in connection with any of the Contemplated Transactions.

"Duty of Care"-Directors occupy a fiduciary relationship to the Corporation, and must exercise the care of ordinarily prudent and diligent persons in like positions.

"Earn-In Provision"-Shares agreed to be issued but set aside as unissued in contemplation of Specific Performance or Act to certain shareholders to earn such shares or not, per the provisions set forth in Section 6.11.

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

        (a) Any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and regulation of chemical substances or products); or
        (b) Fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; or
        (c) Financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not


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          Exhibit 2.2


               such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
        (d) Any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

"Environmental Law"--any Legal Requirement that requires or relates to:

        (a) Advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; or
        (b) Preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; or
        (c) Reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; or
        (d) Assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; or
        (e) Protecting resources, species, or ecological amenities; or
        (f) Reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; or
        (g) Cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
        (h) Making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Exchange Act" - the Exchange Act of 1934, as amended.

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance
Sheet and the other financial statements referred to.

"Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"-includes any nation, state, county, city, town, village, district, or other jurisdiction of any nature; or Federal, state, local, municipal, foreign, or other government; or Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or Multi-national organization or body; or Body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of


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          Exhibit 2.2


Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

"HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Intellectual Property Assets" -includes

        (i) All fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); and
        (ii) All patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); and
        (ii) All copyrights in both published works and unpublished works (collectively, "Copyrights"); and
        (iii) All know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

        (a) Such individual is actually aware of such fact or other matter; or, a prudent individual in similar circumstances should be expected to be aware of such fact or other matter if he or she had conducted a reasonably thorough inquiry concerning the existence of such fact or other matter; or

        (b) In the case of an officer or director of a corporation, he or she would be expected to either know or should have known of facts or other matters material to the corporation, in the course of conducting reasonable corporate governance in satisfying their Duty of Care to the Corporation; or a prudent officer or director in similar circumstances should be expected to be aware of facts or other matters material to the corporation, if he or she had conducted a reasonably thorough inquiry concerning such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person
               (or in any similar capacity) has, or at any time had or should have had, knowledge of such fact or other matter.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Net Tangible Assets" -- Net tangible assets equals Total Assets minus Total Liabilities minus Goodwill minus Redeemable Securities.



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          Exhibit 2.2


"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

        (a) Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and
        (b) Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and
        (c) Such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"-

        (a) The articles or certificate of incorporation and the bylaws of a corporation;
        (b) The partnership agreement and any statement of partnership of a general partnership;
        (c) The limited partnership agreement and the certificate of limited partnership of a limited partnership;
        (d) Any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
        (e)    Any amendment to any of the foregoing.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, Limited Liability
Company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Related Person"--with respect to a particular individual,
        (a)    Each other member of such individual's Family;
        (b) Any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;
        (c) Any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and
        (d) Any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).


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          Exhibit 2.2


"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933, as amended or any successor law.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.




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                     -- Signatures to Follow --



Geyser Group, Ltd./Power Beverage Group.
Page 29 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2


             FACSIMILE COPY SHALL BE DEEMED AS ORIGINAL

        IN WITNESS WHEREOF, the parties hereto have caused this definitive final and legally binding Agreement to be executed by their respective authorized officers as of this 14th day of September 2001.

                                  GEYSER GROUP, LTD.



                                  By:_/s/Travis Miller_______________
                                     Name:     Mr. Travis Miller
                                     Title:    President




                                  POWER BEVERAGE CORP.



                                  By:_/s/Edward Arioli_______________
                                     Name:    Mr. Edward Arioli
                                     Title:   President





                                  Representative to Selling Shareholders:



                                  By: _/s/Edward Arioli________________
                                      Name:   Mr. Edward Arioli


Geyser Group, Ltd./Power Beverage Group.
Page 30 of 30

                   Initialed by GEYR:__/s/_       Initialed by PBC:__/s/_

          Exhibit 2.2